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                                 PROMISSORY NOTE

$52,500.00 U.S.                                              Englewood, Colorado
                                                                   March 1, 2000

      College Bound Student Alliance, Inc., a Colorado corporation, with address at 5275 DTC Parkway, Suite 110, Englewood, Colorado 80111 ("Maker"), promises to pay to the order of Chartwell International, Inc., a Nevada corporation, with address at 5275 DTC Parkway, Suite 110, Englewood, Colorado 80111 ("Holder"), on order, at such place as the holder of this Note shall designate in writing, the principal sum of FIFTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($52,500.00), with interest commencing on February 1, 2000 at the rate of ten percent (10%) per annum payable monthly. The principal sum, plus all accrued and unpaid interest, shall be due and payable the earlier of March 1, 2001 or receipt of $1,000,000 of long-term financing obtained by the Maker, unless extended by Holder, at its sole discretion. Any partial payments by Maker to Holder shall be credited first on the interest then due, and the remainder of such payments shall be credited on the principal sum, and interest shall thereupon cease upon the amount so credited on said principal sum.

      This Note amends and replaces the note of same amount dated January 28, 2000.

      The Holder of this Note may accelerate this Note, that is, declare the entire unpaid balance due and payable, upon the failure to pay when due, any installment of principal or interest due hereunder or the insolvency of Maker, or guarantor of this Note. Protest is hereby waived.

      Upon any default hereunder, the undersigned Maker agrees to pay all costs of collection and attorney's fees incurred by the note holder in collecting this Note, or in exercising any judicial or non-judicial remedies available to such note holder. Venue for any such collection or enforcement action shall be solely in Arapahoe County, Colorado.

Maker:

College Bound Student Alliance, Inc.
a Colorado Corporation

By: /s/ Rick Newton
   -------------------------------
      Rick Newton, Chairman